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            AMENDMENT NO. 1 TO EXECUTIVE CHANGE-IN-CONTROL AGREEMENT

     THIS AGREEMENT, made and entered into as of August 20, 1997, between Payless Cashways, Inc., an Iowa corporation (the "Company"), and E.J. Holland, Jr. (the "Executive").

         WHEREAS,  the Company and the Executive  have entered into an executive
change-in-control   agreement  dated  June  26,  1997  (the   "Change-in-Control
Agreement");

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties agree as follows:

1. Term. Section 1 of the Change-in-Control Agreement is hereby amended by deleting the language in Section 1 beginning "provided, however," through the end of Section 1.

2.       Severance Benefits.

         (a)  Section   4(d),   subparagraphs   2(i)  and  (ii)  and  3  of  the
Change-in-Control Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

         (i) one year's annual Base Salary. For purposes of this section, "Base Salary" shall mean the salary in effect on July 21, 1997.

         (3) the Corporation will arrange to provide you, at the Corporation's expense, with benefits under the Corporation's Hospital/Medical Plan, and all group Life Insurance Plans, and any other Welfare Plans then existing, or benefits substantially similar to the benefits you were receiving immediately prior to the Notice of Termination under the named plans, for a period of one year, such benefits specifically being in addition to any and all rights you may have under the plan and under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); but benefits otherwise receivable by you pursuant to this Subsection (3) shall be reduced to the extent comparable benefits are actually received by you from a subsequent employer during the such period following your termination, and any such benefits actually received by you shall be reported to the Corporation.

         (b) A new Section 13 is hereby inserted in the Change-in-Control Agreement as follows:

         "(a) Participation in Retention Plan. The Executive shall participate in the key employee retention plan adopted by the Company as of August 20, 1997, subject to the terms and conditions of such plan; provided, however, that if the Executive is entitled to receive a retention bonus for a fiscal year, the Executive shall be entitled to receive any unpaid portion of the bonus regardless of any termination of employment by the Company without Cause or by the Executive for Good Reason prior to the date the unpaid portion of the bonus would be payable under the retention plan.

         (b) Retention Payments Excluded From Severance. Any retention payments paid pursuant to Section 13(a) above shall be excluded from the calculation of severance payments provided under other Sections of this Agreement.

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         (c) Lump Sum  Payment.  Notwithstanding  any  other  provision  of this
         Agreement, any Base Salary, Incentive Compensation, or Retention Payment payable to the Executive upon termination of employment shall be paid in a lump sum within fifteen (15) days of the termination of employment."

3.   Waiver  of  Claims.   A  new   Section  14  is  hereby   inserted   in  the
Change-in-Control Agreement as follows:

         "Waiver of Claims. The Executive shall execute a waiver of claims under the Change-in- Control Agreement, as the Change-in-Control Agreement existed prior to this Amendment No.1, in the form attached hereto as Exhibit A."

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Change-in-Control Agreement as of the day and year written above.

PAYLESS CASHWAYS, INC.                           EXECUTIVE

     /s/ David Stanley                             /s/ E.J. Holland, Jr.
By:------------------------------------          -------------------------------
   Chairman and Chief Executive Officer          E.J. Holland, Jr.

Approval by the Compensation Committee of the Board of Directors of the Company is hereby confirmed.


 /s/ John H. Weitnauer, Jr.
------------------------------


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                                WAIVER OF CLAIMS

          THIS WAIVER OF CLAIMS ("Waiver") is made and entered into as of August 20, 1997, between Payless Cashways, Inc., an Iowa corporation (the "Company"), and E.J. Holland, Jr. (the "Executive").

          WHEREAS,  the Company and the Executive have entered into an executive
change-in-control   agreement  dated  June  26,  1997  (the   "Change-in-Control
Agreement");

          WHEREAS,   the   Company   and  the   Executive   have   amended   the
Change-in-Control    Agreement   by   entering   into   Amendment   No.   1   to
Change-in-Control Agreement dated as of August 20, 1997 ("Amendment No. 1");

          WHEREAS, one of the terms and conditions of Amendment No. 1 is that the Company and the Executive enter into this Waiver.

         NOW, THEREFORE, in consideration of these premises and in consideration of the Company and the Executive entering into Amendment No. 1, and other good and valuable consideration, the parties agree as follows:

         1. The Executive, and anyone claiming through or on behalf of the Executive, waives any and all claims the Executive may have or may have had against the Company and the Company's affiliates, their successors and assigns, and the Company's past and present employees, officers, directors and agents, or any of them, under the Change-in-Control Agreement, to the extent the Change-in-Control Agreement is inconsistent with the terms of Amendment No. 1.

         2. Nothing under this Agreement is intended to waive, terminate or otherwise affect the Executive's eligibility for or receipt of any rights or benefits the Executive may have under the Change-in-Control Agreement, to the extent not inconsistent with terms of Amendment No. 1.

         3. The Executive expressly acknowledges that he was advised to consult with his attorney before signing this Waiver and that he has had the opportunity to be advised by independent legal counsel before signing. The Executive further acknowledges that he has completely read and understands every provision of this Waiver and of Amendment No. 1, and that he has executed this Waiver voluntarily and of his own free will.

         4. This Waiver shall be interpreted and enforced under the laws of the State of Missouri.



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         IN WITNESS WHEREOF, the parties have executed this Waiver as of the day and year written above.

PAYLESS CASHWAYS, INC.                            EXECUTIVE

    /s/ David Stanley                               /s/ E.J. Holland, Jr.
By:------------------------------------           ------------------------------
   Chairman and Chief Executive Officer           E.J. Holland, Jr.

Approval by the Compensation Committee of the Board of Directors of the Company is hereby confirmed.


 /s/ John H. Weitnauer, Jr.
------------------------------